SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2008

Evolution Petroleum Corporation

 (Exact name of registrant as specified in its charter)

Nevada	001-32942	41-1781991
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 935-0122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On February 15, 2008,  NGS Sub Corp., a Delaware corporation (“NGS”), a wholly owned subsidiary of Evolution Petroleum Corporation, a Nevada corporation (the “Company”)  executed an Asset Purchase and Sale Agreement (the “Asset Sale Agreement”) with MWM Energy LLC, a Texas limited liability company, for the sale of NGS’s 100% working interest and approximately 79% average net revenue interest in producing and shut-in crude oil wells, water disposal wells, equipment and improvements located in the Tullos Urania, Colgrade and Crossroads Fields in LaSalle and Winn Parish, Louisiana, collectively referred to as the Tullos Area (the “Assets”).   The transaction is scheduled to close on or about March 3, 2008 (the “Closing Date”), subject to the terms and conditions set forth in the Asset Sale Agreement, and will have an effective date of February 1, 2008.  The purchase price payable by the purchaser at Closing is $4.5 million in cash, subject to certain adjustments arising between effective date and Closing Date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation

Dated: February 22, 2008	By:	/s/ Sterling H. McDonald
	Name:	Sterling H. McDonald
	Title:	Vice President, Chief Financial Officer